Exhibit 10.4

[OUTDOOR PRODUCTS SPINCO INC.]

STOCK INCENTIVE PLAN

Section 1. Purpose of the Plan.

The purpose of the [Outdoor Products Spinco Inc.] Stock Incentive Plan (hereinafter called the “Plan”) is to aid the Company in recruiting and retaining employees, officers, consultants and non-employee Directors capable of assuring the future success of the Company through the grant of Awards to such persons under the Plan. The Company expects that Awards of stock-based compensation and opportunities for stock ownership in the Company will provide incentives to Plan participants to exert their best efforts for the success of the Company’s business and thereby align the interests of Plan participants with those of the Company’s stockholders.

Section 2. Definitions.

The following capitalized terms used in the Plan have the meanings set forth in this Section:

(a) “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” means the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan.

(g) “Company” means [Outdoor Products Spinco Inc.], a Delaware corporation.

(h) “Director” means a member of the Board.

(i) “Dividend Equivalent” means any right granted under Section 6(d) of the Plan.

(j) “Eligible Person” means any employee, officer, consultant or non-employee Director of the Company or any Affiliate who is an “employee” within the meaning of Form S-8 under the Exchange Act, as in effect from time to time, and whom the Committee determines to be an Eligible Person.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the principal securities exchange on which such Shares are traded as reported in the consolidated transaction reporting system on such date or, if such exchange is not open for trading on such date, on the most recent preceding date when such exchange is open for trading.

(m) “Incentive Stock Option” means an option granted under Section 6(a) of the Plan that is intended to meet the rules and requirements of Section 422 of the Code or any successor provision.

(n) “Non-Qualified Stock Option” means an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Other Stock-Based Award” means any right granted under Section 6(f) of the Plan.

(q) “Participant” means an Eligible Person who is designated by the Committee to be granted an Award under the Plan or who receives a Substitute Award.

(r) “Performance Award” means any right granted under Section 6(e) of the Plan.

(s) “Performance Goal” means a measurable performance goal or goals providing for a targeted level or levels of achievement using one or more of the following measures, or such other measures as determined by the Committee (including individual Participant performance goals), in its sole discretion: (i) sales or revenues (including, without limitation, sales or revenue growth); (ii) gross profit; (iii) income before interest and taxes; (iv) income before interest, taxes, depreciation and amortization; (v) net income; (vi) net income from operations; (vii) operating results excluding pension mark-to-market; (viii) earnings per Share; (ix) return measures (including, without limitation, return on assets, capital, invested capital, equity, sales or revenues); (x) productivity ratios; (xi) expense or cost reduction measures; (xii) margins; (xiii) operating efficiency; (xiv) market share; (xv) orders; (xvi) customer satisfaction; (xvii) working capital targets; (xviii) budget comparisons; (xix) implementation or completion of specified projects or processes; (xx) the formation of joint ventures, establishment of research or development collaborations or the completion of other transactions; (xxi) cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity); (xxii) Share price (including, without limitation, growth in Share price and total stockholder return); (xxiii) profitability of an identifiable business unit or product; (xxiv) economic profit or economic value added; (xxv) cash value added; or (xxvi) any other objective or subjective criteria as established by the Committee. The foregoing measures may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. Performance Goals shall be pre-established in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award. The Committee may specify that the achievement of the Performance Goals will be calculated without regard to the negative or positive effect of certain events, including, without limitation, any of the following events: charges for extraordinary items and other unusual or non-recurring items of loss or gain; asset impairments; litigation or claim judgments or settlements; changes in the Code or tax rates; changes in accounting principles; changes in other laws, regulations or other provisions affecting reported results; charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities; gains or losses from the acquisition or disposition of businesses or assets or from the early extinguishment of debt; and foreign currency exchange gains or losses.

(t) “Person” means any individual, corporation, partnership, association or trust.

(u) “Plan” means this [Outdoor Products Spinco Inc.] Stock Incentive Plan, as amended from time to time.

(v) “Restricted Stock” means any Share granted under Section 6(c) of the Plan.

(w) “Restricted Stock Unit” means any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(x) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(y) “Share” means a share of common stock, par value of $0.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(e) of the Plan.

(z) “Stock Appreciation Right” means any right granted under Section 6(b) of the Plan.

(aa) “Stock Award” means any Share granted under Section 6(f) of the Plan.

(bb) “Subsidiary” means a “subsidiary corporation”, whether not or hereafter existing, as defined in Section 424(f) of the Code or any successor provision.

(cc) “Substitute Awards” mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Except as otherwise determined by the Board, the Committee (i) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Committee consist of “Non-Employee Directors” (as defined in Rule 16b-3) and (ii) shall meet any applicable requirements of any stock exchange or other market quotation system on which the Shares are listed. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(e) hereof or in connection with a Change in Control, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights or purchase rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, exchange for cash or any other Awards, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable to a Participant with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards.

(a) Aggregate Limit. Subject to adjustment as provided in Section 4(e) of the Plan, the automatic increase set forth in Section 4(b) of the Plan and the provisions of Section 4(f)(iv) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is [●]. In addition, Shares may become available again for issuance under the Plan pursuant to Section 4(c) of the Plan.

(b) Automatic Share Reserve Increase. Subject to adjustment as provided in Section 4(e) of the Plan, the number of Shares available for issuance under the Plan shall be increased on the first day of each fiscal year beginning with (and including) April 1, 2024, and ending with (and including) April 1, 2033, in an amount equal to the lesser of (i) 5% of the outstanding Shares on the last day of the immediately preceding fiscal year and (ii) such number of Shares determined by the Committee.

(c) Share Usage. Shares that are subject to Awards that terminate, lapse, expire or are cancelled or forfeited shall be available again for grant under the Plan. In addition, if Stock Appreciation Rights are settled in Shares upon exercise, the gross number of Shares subject to the Award (rather than the net number of Shares issued upon exercise) shall be counted against the number of Shares authorized under the Plan. Shares purchased on the open market with the cash proceeds from the exercise of Options shall not be added back to the number of Shares authorized for issuance under the Plan and shall not be available for grant under the Plan. Notwithstanding the foregoing, any Award or portion of an Award that, in accordance with the terms of the applicable Award Agreement, is payable only in cash or is actually settled in cash shall not be counted against the number of Shares authorized under the Plan.

(d) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates, measured at maximum in the case of performance-based Awards, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan, subject to adjustment as required under Section 4(e); upon vesting of an Award, the aggregate number of Shares available for grants under the Plan shall be appropriately adjusted to reflect the final number of Shares actually issued with respect to such Award.

(e) Adjustments. In the event that an equity restructuring, as defined as a nonreciprocal transaction between the Company and its stockholders that causes the per-share fair value of the Shares underlying an Option or similar Award to change (e.g., stock dividend, stock split, spinoff, extraordinary cash dividend, etc.), has occurred, the Committee shall make an equitable adjustment to (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the vesting (including performance goals).

In the event that the Committee shall determine that an event other than an equity restructuring, as defined above, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall (A) in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the vesting terms (including performance goals), (B) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or Stock Appreciation Right, a cash payment to the holder of such Option or Stock Appreciation Right in consideration for the cancelation of such Option or Stock Appreciation Right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right, (C) cancel and terminate any Option or Stock Appreciation Right having a per-Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right without any payment or consideration therefor or (D) in the case of an outstanding Option or Stock Appreciation Right, establishing a date upon which such Award will expire unless exercised prior thereto.

It is intended that any adjustments contemplated by the preceding two paragraphs be done in a manner consistent with Section 409A of the Code and (where applicable) Section 424 of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(f) Award Limitations Under the Plan.

(i) Limitation on Awards Granted to Non-Employee Directors. No non-employee Director may be paid or granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under the Plan) with an aggregate value greater than $500,000 (with the value of each Award (or other equity award) calculated based on the grant date fair value of such Award for financial reporting purposes) in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board).

(ii) Limitation on Incentive Stock Options. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed [●], subject to adjustment as provided in Section 4(e) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(iii) Minimum Vesting Period. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (A) Substitute Awards, (B) Shares delivered in lieu of fully vested cash obligations, (C) Awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders, and (D) any additional Awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 4(e)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, separation from service, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

(iv) Substitute Awards. Substitute Awards may be granted under the Plan; provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and Stock Appreciation Rights set forth in Section 3(a)(v). The number of Shares underlying any Substitute Awards shall not be counted against the Share Limit; provided, however, that Substitute Awards issued or intended to qualify as Incentive Stock Options shall be counted against the limitation on Incentive Stock Options set forth in Section 4(f)(ii).

(g) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares reacquired by the Company in any manner.

Section 5. Eligibility.

Any Eligible Person may be designated to be a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services provided by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees) of the Company and its Subsidiaries.

Section 6. Awards.

(a) Options. The Committee may grant Options with the following terms and conditions and with such additional terms and conditions consistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Incentive Stock Option Limits. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to such Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or of any parent (within the meaning of Section 424 of the Code) or Subsidiary of the Company) shall not exceed $100,000 or such other amount as may be subsequently specified by the Code or applicable regulations; provided that if such limitation is exceeded, any Options in excess of such limitation shall be deemed to be Non-Qualified Stock Options. Incentive Stock Options shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. All Incentive Stock Options must be granted within 10 years from the date the Plan was last approved by the stockholders of the Company. If Incentive Stock Options are granted to an Eligible Person who owns Shares representing more than 10% of the voting power of all classes of shares of the Company or its Subsidiaries, the term of each Incentive Stock Option shall not exceed five years from the date of grant of such Incentive Stock Option and the exercise price applicable to such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to each Incentive Stock Option on the date of grant.

(b) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights subject to the terms of the Plan and such additional terms and conditions consistent with the provisions of the Plan as the Committee shall determine. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. No Stock Appreciation Right may be exercised later than the 10th anniversary of the date of grant.

(c) Restricted Stock and Restricted Stock Units. The Committee may grant Awards of Restricted Stock and Restricted Stock Units with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, however, in no event will any dividends or dividend equivalents be paid until the vesting of the underlying Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards, including, in the event of the Participant’s death, disability, retirement, separation from service or in connection with a Change in Control.

(ii) Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Dividend Equivalents. The Committee may grant Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of any cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine, provided, however, in no event will any dividend equivalents be paid until the vesting of the underlying Award. In no event shall Dividend Equivalents be granted with respect to Options, Stock Appreciation Rights or other purchase rights.

(e) Performance Awards. The Committee may grant Performance Awards denominated in Shares that may be settled or payable in Shares (including, without limitation, Restricted Stock or Restricted Stock Units) or cash. The Committee may also grant Performance Awards denominated in cash that may be settled or payable in cash or equivalent Shares (including, without limitation, Restricted Stock or Restricted Stock Units). Performance Awards shall be conditioned on the achievement of one or more Performance Goals, and such Performance Goals shall be pre-established by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards.

(f) Other Stock-Based Awards. The Committee may grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, stock awards and securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. To the extent Shares or other securities are delivered pursuant to a purchase right granted under this Section 6(f), such Shares or securities shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted.

(g) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Subject to the terms of the Plan, Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividends or Dividend Equivalents with respect to installment or deferred payments.

(iv) Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant other than (1) by will or by the laws of descent and distribution or (2) by transfer of an Award back to the Company, including a transfer of an Award (but not any Stock Options, Stock Appreciation Rights, purchase rights or Restricted Stock not constituting a Performance Award) to the Company in connection with a deferral election under a Company deferred compensation plan. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7. Change in Control.

For purposes of the Plan, “Change in Control” means any of the following, unless otherwise provided in an Award Agreement:

(a) during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of, or in connection with, (i) an actual or threatened proxy contest with respect to the election or removal of Incumbent Directors, (ii) an actual or threatened solicitation of proxies or consents by or on behalf of any Person or Persons (whether or not acting in concert) other than the Board or (iii) an agreement with any Person or Persons (whether or not acting in concert) to avoid or settle any such contest or solicitation;

(b) the consummation of (i) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if the voting power of the securities eligible to vote for the election of the Board (“Company Voting Securities”) are issued or issuable (each of the events referred to in this clause (i) being hereinafter referred to as a “Reorganization”) or (ii) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (A) all or substantially all the persons (as used in Section 13(d) of the Exchange Act) who were the beneficial owners of the Company Voting Securities outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more Subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (B) no person (as used in Section 13(d) of the Exchange Act, excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (C) at least 50% of the members of the board of directors of the Continuing Company were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(c) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(d) any person (as used in Section 13(d) of the Exchange Act), corporation or other entity or “group” (as used in Section 13(d) of the Exchange Act), other than (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (iii) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (d), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (b) above.

Unless otherwise provided in an Award Agreement, upon a Change in Control prior to the end of the applicable vesting period of an Award, any such Award shall remain outstanding and shall continue to be subject to the vesting and other restrictions in accordance with its terms, without regard to the occurrence of such Change in Control; provided, however, that if the continuing or surviving company following such Change in Control does not assume or substitute an outstanding Award for a substantially equivalent award (including, without limitation, with respect to vesting schedule and intrinsic value as of the Change in Control), as determined by the Committee, the restrictions with respect to any outstanding unvested Award shall vest immediately prior to such Change in Control. If, during the two-year period following a Change in Control, a Participant’s employment is terminated by the Company without Cause or, in the case of an Executive Officer of the Company or a participant in the Company’s Income Security Plan (“ISP”) or any successor, such Participant terminates employment for Good Reason, then the restrictions with respect to any outstanding Award shall, subject to any conditions provided in the Award Agreement, lapse upon such termination of employment; provided, further, that if the Participant is also a participant in the ISP or any successor or is a party to an individual employment agreement with the Company, the terms of vesting of an Award in the event of a Change in Control shall be governed by the provisions of the ISP or the Participant’s individual employment agreement with the Company, as applicable. Notwithstanding the foregoing, for any Award that constitutes non-qualified deferred compensation within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Code (a “Section 409A CIC”); provided, however, that whether or not a Change in Control is a Section 409A CIC, such Change in Control may result in the accelerated vesting of such Award as provided by the Award Agreement, this Plan, any Award Agreement or otherwise by the Committee.

For purposes of the preceding paragraph, “Cause” means the occurrence of any of the following, unless defined in an individual employment agreement between the Participant and the Company or a Company severance plan in which the Participant is an eligible participant: (a) the Participant willfully and continually fails to substantially perform his duties of employment (other than because of a mental or physical impairment) for a period of at least 30 days after being given notice of such failure; (b) the Participant (i) engages in any act of dishonesty, wrongdoing or moral turpitude (whether or not a felony) or (ii) violates the Company’s code of conduct or a Company policy, which violation has an adverse effect upon the Company; (c) the Participant breaches the Participant’s duty of loyalty; or (d) the Participant breaches any of the restrictive covenants contained within an applicable Award Agreement. For purposes of this definition, no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his action or omission was in the best interests of the Company. For purposes of the preceding paragraph, “Good Reason” means, without the Participant’s express written consent, the occurrence of any one or more of the following, unless defined in an individual employment agreement between the Participant and the Company or a Company severance plan in which the Participant is an eligible participant: (a) a material reduction of the Participant’s authorities, duties or responsibilities as in effect immediately prior to the Change in Control; (b) a material reduction in the Participant’s annual base salary in effect immediately prior to the Change in Control other than a general reduction in base salary that affects all similarly situated employees in substantially the same proportions; (c) the failure of the Company to continue in effect, or the failure to continue the Participant’s participation on substantially the same basis in, any annual incentive plan, long-term cash incentive plan or equity compensation plan in which the Participant participated immediately prior to the Change in Control, which results in a material reduction in the Participant’s total compensation; or (d) a relocation of the Participant’s principal place of employment by more than 50 miles from the Participant’s principal job location immediately prior to the Change in Control. Good Reason shall not exist until and unless the Participant has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 90 days of the initial existence of such grounds and the Company has had 30 days from the date on which such notice is provided to cure such circumstances, if curable (the “Cure Period”). If the Participant does not terminate his employment for Good Reason within a reasonable period of time, not to exceed three months after the end of the Cure Period, then the Participant shall be deemed to have waived the Participant’s right to terminate for Good Reason with respect to such grounds.

Section 8. Amendment and Termination; Corrections.

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided that no such action may materially adversely affect the rights of the holder of an outstanding Award without the consent of the Participant; provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the principal securities exchange on which such Shares are traded, any other securities exchange or the Financial Industry Regulatory Authority, Inc., that are applicable to the Company;

(ii) increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan (other than pursuant to Sections 4(b) and 4(e));

(iii) permits repricing, cancellation and replacement, or exchange of Options, Stock Appreciation Rights or purchase rights which are prohibited by Section 3(a)(v) of the Plan; or

(iv) permits the award of Options, Stock Appreciation Rights or purchase rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option, Stock Appreciation Right or purchase right, contrary to the provisions of Sections 6(a)(i), 6(b) and 6(f) of the Plan.

(b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may materially adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 9. Tax Withholding.

The Company may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Company upon the grant, exercise, vesting or payment of an Award. The Committee may require the Company to withhold Shares having a Fair Market Value equal to the amount necessary to satisfy up to the Company’s maximum statutory withholding requirements upon the grant, exercise, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant. The Committee may, subject to any terms and conditions that the Committee may adopt, permit a Participant to elect to pay all or a portion, up to the maximum statutory rate, of taxes by (a) having the Company withhold Shares otherwise to be delivered upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes, (b) delivering to the Company Shares other than Shares issuable upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes or (c) paying cash, in each case, in a manner limited so as to avoid adverse accounting treatment for the Company; provided that, in the event Shares are withheld in connection with the vesting of an Award of Restricted Stock, such withheld Shares shall be immediately canceled by the Company and shall not constitute treasury shares. Any such election must be made on or before the date that the amount of tax to be withheld is determined. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. If a Participant makes a disposition of Shares acquired upon the exercise of an Incentive Stock Option within the applicable disqualifying period, the Participant shall promptly notify the Company and the Company shall have the right to require the Participant to pay to the Company an amount sufficient to satisfy any tax withholding requirements. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

Section 10. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Rights of Stockholders. Except with respect to Restricted Stock and (if applicable), Stock Awards or Other Stock-Based Awards constituting Shares, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued. No Participant shall, with respect to any Award, make the election described in Section 83(b) of the Code without the prior written consent of the Company.

(d) No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements.

(e) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause or the Company and its stockholders with respect to the election, appointment or removal of directors. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Company Policies. All Awards granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time. The Company may require a Participant to forfeit, return or reimburse the Company all or a portion of an Award and any amounts paid thereunder pursuant to the terms of the such clawback or recoupment policies or as necessary or appropriate to comply with applicable laws, including Rule 10D-1 of the Exchange Act and the applicable New York Stock Exchange Listing Standards implementing such rule.

(g) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award. In addition, it is the intent of the Company that the Plan and applicable Awards under the Plan comply with the applicable provisions of Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 of the Code ceases to be required under Section 16 of the Exchange Act or Section 422 of the Code, that Plan provision shall cease to apply.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Compliance with Code Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Award Agreements shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (I) payment, distribution or settlement, as applicable, shall only be made in a manner and upon an event permitted under Section 409A of the Code, (II) payment, distribution or settlement, as applicable, to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, and (III) in no event shall a Participant, directly or indirectly, designate the calendar year in which a payment, distribution or settlement, as applicable, is made except in accordance with Section 409A of the Code. Notwithstanding anything in this Plan or an Award Agreement to the contrary, if a Participant is a “specified employee,” within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees, on the date of his or her “separation from service”, within the meaning of Section 409A of the Code, the distribution, payment or settlement, as applicable, of all of Participant’s Awards that are both (i) subject to Section 409A of the Code and (ii) distributable, payable or settleable, as appropriate, on account of a separation from service, shall be postponed for six months following the date of the Participant’s separation from service. If a distribution, payment or settlement, as applicable, is delayed pursuant to this paragraph, the distribution, payment or settlement, as applicable, shall be made within the 30-day period following the first business day of the seventh month following the Participant’s separation from service; provided that if the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. This distribution, payment or settlement, as applicable, shall include the cumulative amount of any amount that could not be paid or provided during such period. To the extent that any provision of the Plan or an Award Agreement would cause a conflict with the requirements of Section 409A of the Code, or would cause the administration of the Plan or an Award to fail to satisfy the requirements of Section 409A of the Code, such provision shall be deemed amended to the extent practicable to avoid adverse tax consequences under Section 409A of the Code for the Participant (including his or her beneficiaries). Notwithstanding any provision in this Plan to the contrary, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A of the Code applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries.

(m) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 11. Effective Date and Term of the Plan.

The Plan was approved on [●], 2023, and was adopted and become effective on [●], 2023. No Award may be granted under the Plan after [●], 2033.